CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Homestead Funds Trust of our report dated February 25, 2026, relating to the financial statements and financial highlights of Intermediate Bond Fund (constituting Homestead Funds Trust), which appears in Homestead Funds Trust’s Certified Shareholder Report on Form N-CSR for the year ended December 31, 2025. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 28, 2026